UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2016

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota	57709-1400
(Address of principal executive offices)	(Zip Code)

605.721.1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2016, the Company amended and restated several of its existing credit agreements as briefly summarized below.

1.              The Company entered into a Second Amended and Restated Credit Agreement dated August 9, 2016, among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and U.S. Bank, National Association, as Administrative Agent (the “Amended Revolving Credit Agreement”).  The Amended Revolving Credit Agreement increased availability from $500 million to $750 million and extended the term from June 26, 2020 to August 9, 2021, with two one-year extension options.  The facility also has an accordion feature that allows the Company to increase the commitment under the facility up to $1 billion under certain conditions.  The cost of borrowing under the facility remains unchanged at a spread of 112.5 basis points over LIBOR for borrowings and 17.5 basis points over LIBOR for the unused facility commitments, which can change from time-to-time based on our senior unsecured long-term debt ratings.  The Amended Revolving Credit Agreement is generally on terms, including affirmative and negative covenants that are superior to our previous revolving credit agreement.  Current borrowings under the facility are $75 million with an additional $26 million of letters of credit issued.  The Amended Revolving Credit Agreement, filed as Exhibit 10.1 to this Form 8-K, is incorporated herein by reference.

2.              The Company entered into a Credit Agreement dated August 9, 2016, among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “New Term Loan”).  The New Term Loan is a $500 million, three-year, unsecured single draw term loan that matures August 9, 2019.  The cost of borrowing under the New Term Loan is at a spread of 95 basis points over LIBOR, which can change from time-to-time based on our senior unsecured long-term debt ratings.  The New Term Loan is on substantially similar terms as the Amended Revolving Credit Agreement.  Proceeds from the New Term Loan were used to repay $240 million of the Amended Term Loan discussed below and to repay in full the $260 million term loan due April 12, 2017.  The New Term Loan, filed as Exhibit 10.2 to this Form 8-K, is incorporated herein by reference.

3.              The Company entered into a Third Amended and Restated Term Loan Credit Agreement dated August 9, 2016 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Amended Term Loan”).  The Amended Term Loan was amended to match the improved terms of the Revolving Credit Agreement and the New Term Loan.  The cost of borrowing under the Amended Term Loan remains unchanged at a fixed spread of 87.5 basis points over LIBOR.  The Amended Term Loan, filed as Exhibit 10.3 to this Form 8-K, is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1

Second Amended and Restated Senior Credit Agreement dated August 9, 2016 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and U.S. Bank, National Association, as Administrative Agent.

10.2	Credit Agreement dated August 9, 2016 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3

Third Amended and Restated Term Loan Credit Agreement dated August 9, 2016 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer

Date: August 10, 2016

Exhibit Index

Exhibit #	Description

10.1

Second Amended and Restated Senior Credit Agreement dated August 9, 2016 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and U.S. Bank, National Association, as Administrative Agent.

10.2	Credit Agreement dated August 9, 2016 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3

Third Amended and Restated Term Loan Credit Agreement dated August 9, 2016 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent.